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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We have issued our report dated May 31, 2016, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of NGL Energy Partners LP on Form 10-K for the year ended March 31, 2016, which is incorporated by reference in this Registration Statement. We hereby consent to the incorporation by reference of said reports in the Registration Statement of the aforementioned report, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP

Tulsa, Oklahoma
June 29, 2016

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm